Exhibit 99.1

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov	Filed in the office of	Document Number
	/s/ Ross Miller	20120680297-47
	Ross Miller	Filing Date and Time
	Secretary of State	10/03/2012 12:35 PM
Certificate of Change Pursuant	State of Nevada	Entity Number
to NRS 78.209		C23301-2002

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1.   Name of corporation:

Lpath, Inc.

2.   The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3.   The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 200,000,000 shares of Class A common stock, par value $0.001 per share.

4.   The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

28,571,428 shares of Class A common stock, par value $0.001 per share.

5.   The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Every seven (7) shares of issued and outstanding Class A common stock shall be surrendered and exchanged for one (1) share of newly issued Class A common stock.

6.   The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares to be rounded up in accordance with NRS 78.205.

7.   Effective date and time of filing: (optional)    Date:  October 5, 2012    Time: 5:00 p.m. Pacific

(must not be later than 90 days after the certificate is filed)

8.   Signature: (required)

/s/ Gary J.G. Atkinson	Chief Financial Officer
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split

Revised: 8-31-11